Exhibit 99.1

CTC MEDIA

FINANCIAL RESULTS FOR

THE SECOND QUARTER ENDED JUNE 30, 2011

Moscow, Russia — August 5, 2011 — CTC Media, Inc. (“CTC Media” or “the Company”) (NASDAQ: CTCM), Russia’s leading independent media company, today announced its unaudited consolidated financial results for the second quarter ended June 30, 2011.

	Three Months		Three Months
	Ended June 30, 2010		Ended June 30, 2011	Change
(US$ 000’s except per share data)	as reported	comparable- basis, non- GAAP(1)	as reported	as reported	comparable- basis, non- GAAP

Total operating revenues	$130,499	$148,047	$204,484	57%	38%
Total operating expenses	(97,690)	(115,238)	(142,739)	46%	24%
OIBDA(2)	36,167	36,167	65,954	82%	82%
OIBDA margin(3)	27.7%	24.4%	32.3%
Net income attributable to CTC Media, Inc. stockholders	20,904	20,904	38,468	84%	84%
Diluted earnings per share	$0.13	$0.13	$0.24	85%	85%

	Six Months		Six Months
	Ended June 30, 2010		Ended June 30, 2011	Change
(US$ 000’s except per share data)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Total operating revenues	$253,699	$287,549	$370,024	46%	29%
Total operating expenses	(184,615)	(218,465)	(272,351)	48%	25%
OIBDA	75,819	75,819	105,818	40%	40%
OIBDA margin	29.9%	26.4%	28.6%
Net income attributable to CTC Media, Inc. stockholders	46,103	46,103	61,260	33%	33%
Diluted earnings per share	$0.30	$0.30	$0.39	30%	30%

(1)  Comparable-basis, non-GAAP Q2 and H1 2010 financials are provided in order to facilitate period-to-period comparisons of the Company’s results following the implementation of the Company’s new model of advertising sales. Please see the accompanying financial tables at the end of this release for a reconciliation of these non-GAAP financial measures to the most comparable US GAAP financial measures.

(2)  OIBDA is defined as operating income before depreciation and amortization (excluding amortization of programming rights and sublicensing rights).

(3)  OIBDA margin is defined as OIBDA divided by total operating revenues. Both OIBDA and OIBDA margin are non-GAAP financial measures. Please see the accompanying financial tables at the end of this release for a reconciliation of OIBDA to operating income and OIBDA margin to operating income margin.

Q2 FINANCIAL HIGHLIGHTS

•                  Total revenues up 28% year-on-year in ruble terms on a comparable basis to $204.5 million

•                  Russian advertising revenues up 30% year-on-year in ruble terms on a comparable basis

•                  OIBDA up 82% year-on-year in US dollar terms to $66.0 million, with an increased OIBDA margin of 32.3%

•                  Fully diluted earnings per share up 85% year-on-year to $0.24 (Q2 2010: $0.13)

•                  Net cash position(1) of $129.5 million at the end of the period

•                  The Board of Directors currently intends to pay increased aggregate cash dividends of $130 million in 2011 and has declared a cash dividend in the third quarter of $0.22 per share (or approximately $35 million in the aggregate) to be paid on or about October 30, 2011 to shareholders of record as of September 1, 2011

•                  Reiterated full year outlook of an approximate 20% year-on-year increase in total operating revenues in ruble terms on a comparable basis for the full year; an OIBDA margin of between 34% and 36% (equivalent to between 38% and 40% under the terms of the pre-existing sales structure); and capital expenditure (excluding acquisitions) of up to $25 million in 2011

OPERATING HIGHLIGHTS

•                  Combined Russian national inventory 100% sold-out for Q2 and over 90% sold-out for the full year

•                  Launch of CTC-international channel on Time Warner Cable and Russian Media Group platforms in May 2011

•                  Launch of new digital broadcasting complex in Moscow in July 2011

•                  Establishment of new unified content production company ‘Story First Production’ to merge Costafilm and Soho Media platforms under a single subsidiary

•                  Videomore.ru received an average of 120,000 unique visitors per day in Q2

•                  Videomore.ru is now available on iPhone, Android and iOS platforms, D-link’s Boxee digital media player, and Facebook and Vkontakte social networks

•                  Channel 31 in Kazakhstan recorded an all-time high quarterly average target audience share of 15.8%

•                  Acquisition of 7 regional television stations in 6 Russian cities in H1 primarily to improve technical reach of DTV and Domashny Networks

Anton Kudryashov, Chief Executive Officer of CTC Media, commented, “We have fully captured the growth in the Russian TV advertising market in the second quarter, with healthy demand levels and rising prices for our premium audiences. Our national Russian TV advertising market share and blended power ratio have remained stable despite the higher audience shares achieved by the smaller non free-to-air TV channels. Our Russian channels were 100% sold-out in the second quarter, and are now over 90% sold-out for the full year at significantly higher prices than in 2010.

“The Russian Spring schedule performed well while our key formats were on air, and our soon to be launched Fall schedule includes prime-time premieres across various genres including original productions, adaptations of successful international formats, and new seasons of hit series. In addition, we will refresh the DTV format with a new programming and communications platform in October. Channel 31 in Kazakhstan has performed ahead of expectations with substantially increased ratings driving a 68% year-on-year increase in CIS revenues

(1)  Net cash position is defined as cash, cash equivalents and short-term investments less interest bearing liabilities.

in US dollar terms.

“The investments that we have made in our internal sales house and state-of-the-art broadcasting facility will ensure that we are well-positioned to capitalize further on the growth and development of the Russian broadcasting industry. The new play-out facility, which is the first of its kind in Russia, is able to program and broadcast up to 21 independent channels and meet all of the Company’s broadcasting requirements from a single location. The facility’s flexible cross-platform distribution and content digitalization capabilities will also contribute to the growth of Videomore, which has already attracted 10 million unique users.”

“OIBDA was up 82% year-on-year, with an increased margin of 32.3% in the second quarter, and net income attributable to CTC Media stockholders was up 84% year-on-year.

“We reiterate our full year outlook for approximately 20% year-on-year like-for-like revenue growth in ruble terms. We also continue to expect to deliver a full year OIBDA margin of between 34% and 36%, which is equivalent to between 38% and 40% under the terms of the pre-existing sales structure. We also expect full year CAPEX, excluding acquisitions, to amount to up to $25 million.

“We paid out an increased quarterly cash dividend of $35 million in the second quarter and intend to pay further quarterly dividends for the third and fourth quarters. Our anticipated total full-year dividend payments would therefore be up year-on-year to $130 million, which reflects the high levels of cash generation and conversion in the business. We continue to invest in the development of our existing operations, as well as to seek and review new opportunities to expand our presence in Russia and the CIS.”

Changes in the Advertising Sales Structure in 2011 and Related Changes in Accounting Treatment

Prior to 2011, advertising on CTC Media’s television channels in Russia was not generally placed directly by advertisers. Video International, one of the largest sales houses in Russia, placed this advertising on an exclusive basis under agency agreements. Advertising placed through Video International historically accounted for substantially all of CTC Media’s advertising revenues. Based on such relationships with advertisers and Video International in place prior to 2011, the Company recognized the commissions paid to Video International as a reduction of revenue as opposed to a cost incurred (i.e., the Company reported revenues on a net basis).

Effective from January 1, 2011, the Company has terminated all of its agency agreements with Video International, and developed a new structure for the sale of advertising on its channels. The Company’s own sales house now serves as the exclusive advertising sales agent for all of its networks in Russia. At the same time, the Company agreed a new model of cooperation with Video International based on the licensing of specialized advertising software by Video International to CTC Media’s internal sales house, together with the provision by Video International of related software maintenance, analytical support and consulting services. CTC Media’s internal sales house is primarily responsible for all of its national and regional advertising sales, with the exception of advertising sales to local clients of its regional stations, which continue to be placed through Video International.

With effect from January 1, 2011 and following the change in the sales structure, as well as the change of CTC Media’s contractual terms with Video International, CTC Media reports its Russian advertising revenues, excluding regional advertising revenues from local clients, based on the amounts billed by CTC Media to advertisers on a gross basis. Fees payable to Video International for the use of advertising software, related maintenance, analytical support and consulting services are included in selling, general and administrative expenses in CTC Media’s consolidated statement of income statements. Revenues from regional advertising sales to local clients continue to be recorded net of agency commissions payable under the agency agreements with Video International.

This press release presents selected comparable-basis non-GAAP financial measures for the second quarter and first half of 2010. CTC Media is presenting this comparable-basis historical financial information in order to assist analysts and investors by facilitating period-to-period comparisons of the Company’s results following the implementation of the Company’s new model of advertising sales. The reconciliation of comparable-basis non-GAAP financial measures to the US GAAP financial measures is provided at the end of this press release.

Unaudited comparable-basis, non-GAAP summary financial information for   full year 2009, full year 2010 and each quarter of 2010 is available from the Company’s website at http://www.ctcmedia.ru/investors/Financial_Results/comparable_financials.

Operating Review

Share of Viewing

	Average Audience Shares (%)
	Q2 2010	H1 2010	Q1 2011	Q2 2011	H1 2011

CTC Network (all 6-54)	11.5	12.1	11.2	11.1	11.1

CTC Network (all 14-44)	12.4	12.8	12.0	11.7	11.8

Domashny Network (women 25-60)	3.5	3.2	2.8	3.1	3.0

DTV Network (all 25-54)	2.1	2.1	2.0	2.1	2.0

Channel 31 (all 6-54)	12.2	11.2	14.8	15.8	15.2

The CTC Network’s average target audience share was down year-on-year in the second quarter following increased competition in June and the end of the first season of the “Boarding School” hit series at the end of May. All free-to-air TV channels were also negatively impacted by increased non-free-to-air viewership, which was up year-on-year in the second quarter from 9.5% to 11.9% among 6 to 54 years-olds.

The Domashny Network’s target audience share was also down year-on-year in the second quarter, but was up quarter-on-quarter. The year-on-year decline in Domashny’s target audience share was primarily due to increased competition and higher non-free-to-air TV channels’ viewership.

The DTV Network’s target audience share was stable year-on-year in the second quarter and up quarter-on-quarter. Work on the positioning of DTV and its programming grid is on-going and a new programming and communications platform will be introduced in October 2011, which will center around a more provocative theme and on-air presence.

Channel 31’s average target audience share was substantially up year-on-year and also up quarter-on-quarter. This is the highest ever quarterly audience share recorded for the channel. The year-on-year increase was primarily due to the success of Turkish and Korean prime time series, as well as higher ratings for own-produced Kazakh-language entertainment shows.

Revenues

	Three Months		Three Months
	Ended June 30, 2010		Ended June 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Operating revenues:
Advertising revenue	$124,912	$142,460	$199,945	60%	40%
Sublicensing and own production revenue	5,316	5,316	3,597	-32%	-32%
Other revenue	271	271	942	248%	248%
Total operating revenues	$130,499	$148,047	$204,484	57%	38%

	Six Months		Six Months
	Ended June 30, 2010		Ended June 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Operating revenues:
Advertising revenue	$241,895	$275,745	$363,050	50%	32%
Sublicensing and own production revenue	11,255	11,255	5,459	-51%	-51%
Other revenue	549	549	1,515	176%	176%
Total operating revenues	$253,699	$287,549	$370,024	46%	29%

Total operating revenues were up 38% year-on-year in the second quarter in US dollar terms and up 28% in ruble terms, each on a comparable basis, which primarily reflected the growth of the Russian television advertising market and growth in the other markets where the Company operates, resulting in higher pricing levels. This was partially offset by lower year-on-year target audience shares for the CTC and Domashny channels. Russian advertising sales accounted for approximately 95% of second quarter total operating revenues and were up 30% year-on-year in ruble terms on a comparable basis.

The Company’s sublicensing and own-production revenue was down 32% year-on-year in US dollar terms, which was primarily due to lower sales of content to broadcasters in Ukraine. As previously indicated, the sublicensing and own-production revenue comparables were exceptionally high in 2010 and will not be repeated in 2011.

	Three Months		Three Months
	Ended June 30, 2010		Ended June 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Operating revenues by segment(1):
CTC Network	$81,256	$92,622	$127,829	57%	38%
Domashny Network	15,919	18,083	24,320	53%	34%
DTV Network	9,940	11,222	15,905	60%	42%
CTC Television Station Group	16,594	18,837	25,360	53%	35%
Domashny Television Station Group	2,577	2,944	4,063	58%	38%
DTV Station Television Group	973	1,099	1,827	88%	66%
CIS Group	2,872	2,872	4,813	68%	68%
Production Group	265	265	44	-83%	-83%
CTC-International	103	103	323	214%	214%
Total operating revenues	$130,499	$148,047	$204,484	57%	38%

(1)  Segment revenues are shown from external customers only, net of intercompany revenues of $10.5 million in the second quarter of 2010 and $12.4 million in the second quarter of 2011 that primarily related to revenues from the Production Group that have been eliminated in the consolidation of the Company’s revenues.

	Six Months		Six Months
	Ended June 30, 2010		Ended June 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	as reported	comparable- basis, non- GAAP

Operating revenues by segment(1):
CTC Network	$163,895	$186,799	$236,121	44%	26%
Domashny Network	29,351	33,344	44,068	50%	32%
DTV Network	19,824	22,235	28,576	44%	29%
CTC Television Station Group	28,722	32,471	43,219	50%	33%
Domashny Television Station Group	4,258	4,840	6,692	57%	38%
DTV Station Television Group	1,647	1,858	2,881	75%	55%
CIS Group	5,137	5,137	7,892	54%	54%
Production Group	659	659	66	-90%	-90%
CTC-International	206	206	509	147%	147%
Total operating revenues	$253,699	$287,549	$370,024	46%	29%

The CIS Group, which accounted for 2% of revenues in the quarter, reported a 68% year-on-year increase in sales in US dollar terms. This primarily reflected higher target audience shares and advertising prices for Channel 31 in Kazakhstan, as well as the lower commission rate payable to Video International for the placement of advertising on Channel 31 in 2011 compared to 2010.

Expenses

Total operating expenses were up 24% year-on-year in the second quarter in US dollar terms on a comparable basis and up 15% in ruble terms, which primarily reflected the year-on-year increase in programming amortization costs and selling, general and administrative expenses.

Direct operating expenses increased 18% year-on-year in US dollar terms and 9% in ruble terms, largely as a result of increased transmission fees and broadcasting expenses relating to regional stations acquired after the second quarter of 2010.

On a comparable basis, selling, general and administrative expenses were up 24% year-on-year in US dollar terms and up 15% year-on-year in ruble terms. On a comparable basis, the increase was primarily due to higher salaries and benefits and higher rent and utility expenses associated with the move to a new principal office location in Moscow. Compensation payable to Video International, which is included in selling, general and administrative expenses in the 2011 periods, amounted to $22.2 million in the second quarter of 2011,

(1) Segment revenues are shown from external customers only, net of intercompany revenues of $19.3 million in the first six months of 2010 and $16.3 million in the first six months of 2011, primarily related to revenues from the Production Group that have been eliminated in the consolidation of the Company’s revenues.

compared to agency commission fees of $17.5 million paid to Video International in respect of national and regional advertising revenues from Moscow-based clients in the second quarter of 2010.

	Three Months		Three Months
	Ended June 30, 2010		Ended June 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	to as reported	comparable- basis, non- GAAP

Operating expenses:
Direct operating expenses	$9,107	$9,107	$10,757	18%	18%
Selling, general & administrative expenses	17,200	34,748	43,171	151%	24%
Stock-based compensation expenses	8,473	8,473	8,617	2%	2%
Amortization of programming rights	58,328	58,328	75,474	29%	29%
Amortization of sublicensing rights and own production cost	1,224	1,224	511	-58%	-58%
Depreciation & amortization	3,358	3,358	4,209	25%	25%
Total operating expenses	$97,690	$115,238	$142,739	46%	24%

	Six Months		Six Months
	Ended June 30, 2010		Ended June 30, 2011	Change
(US$ 000’s)	as reported	comparable- basis, non- GAAP	as reported	to as reported	comparable- basis, non- GAAP

Operating expenses:
Direct operating expenses	$18,931	$18,931	$21,467	13%	13%
Selling, general & administrative expenses	32,777	66,627	80,867	147%	21%
Stock-based compensation expenses	15,803	15,803	14,836	-6%	-6%
Amortization of programming rights	107,789	107,789	146,211	36%	36%
Amortization of sublicensing rights and own production cost	2,580	2,580	825	-68%	-68%
Depreciation & amortization	6,735	6,735	8,145	21%	21%
Total operating expenses	$184,615	$218,465	$272,351	48%	25%

Programming expenses were up 30% year-on-year in US dollar terms and up 20% in ruble terms in the second quarter, which primarily reflected a more expensive programming mix for the Company’s Russian channels.

Amortization of programming rights for the CTC channel increased 27% year-on-year in US dollar terms and 17% in ruble terms in the second quarter. Amortization of programming rights for the Domashny channel increased 40% year-on-year in US dollar terms and 30% in ruble terms in the second quarter. Amortization of programming rights for the DTV channel increased 20% year-on-year in US dollar terms and by 11% in ruble terms in the second quarter.

Sublicensing and own production costs were down 58% year-on-year in US dollar terms and down 61% year-on-year in ruble terms in the second quarter and reflected the year-on-year decrease in corresponding revenues and the reduced cost of internally produced series and sitcoms sold to Ukraine, including the sale of fully amortized content.

CTC Media therefore reported consolidated OIBDA of $66.0 million in the second quarter (Q2 2010: $36.2 million). The OIBDA margin was 32.3% for the quarter (Q2 2010: 27.7%).

Net interest income was $1.1 million in the second quarter of 2011, compared to net interest income of $0.6 million for the same period of 2010. The Company reported foreign currency gain of $0.6 million in the second quarter of 2011, compared to a foreign currency gain of $1.2 million in the second quarter of 2010.

Pre-tax income therefore increased by 83% year-on-year to $64.0 million in the second quarter (Q2 2010: $35.0 million).

CTC Media’s effective tax rate was 37% in the second quarter (Q2 2010: 38%).

Net income attributable to CTC Media, Inc. stockholders therefore increased by 84% year-on-year to $38.5 million in the second quarter (Q2 2010: $20.9 million), and fully diluted earnings per share increased to $0.24 (Q2 2010: $0.13).

Cash Flow

The Company’s net cash flow from operating activities totaled $38.6 million for the first six months of 2011 (H1 2010: $50.7 million) and reflected the net effect of increased advertising sales and higher cash expenditure for the acquisition of programming and sublicensing rights.

Net cash used in investing activities totaled $9.6 million (H1 2010: 81.3 million) and primarily related to $27.1 million of net cash receipts from deposits offset by $6.4 million paid in earn-outs relating to the acquisition of Costafilm and $14.5 million paid in relation to the acquisition of regional television stations.

Cash used in financing activities amounted to $58.0 million in the first half of 2011 (H1 2010: $25.6 million) and included the payment of $59.7 million in cash dividends to the Company’s stockholders. CTC Media also received $5.2 million from the exercise of stock options by the Company’s employees.

The Company’s cash and cash equivalents and short-term investments amounted to $129.5 million at June 30, 2011, compared to $131.4 million at the end of the second quarter of 2010 and to $163.7 million at the end of the first quarter of 2011.

Dividends

The CTC Media Board of Directors currently intends to pay aggregate cash dividends of $130 million in 2011, and has declared a dividend in the third quarter of $0.22 per share, or approximately $35 million in total, which will be paid on or about October 30, 2011 to shareholders of record as at September 1, 2011. Although it is the Board’s current intention to declare and pay further dividends in the fourth quarter of 2011, there can be no assurance that such additional dividends will in fact be declared and paid. Any such declaration is at the discretion of the Board and will depend upon factors such as CTC Media’s earnings, financial position and cash requirements.

Full Year 2011 Outlook

Over 90% of CTC Media’s forecast full-year 2011 Russian national inventory is currently committed at average prices that are significantly higher than in 2010. The Company expects its total operating revenues to increase by approximately 20% year-on-year in ruble terms in 2011, when adjusting the 2010 revenues to exclude the commissions payable to Video International for direct sales of CTC Media’s advertising inventory in Russia.

The Company expects to report an OIBDA margin of between 34% and 36% for the full year 2011, which is equivalent to between 38% and 40% under the terms of the advertising sales structure in place prior to 2011.

CTC Media’s capital expenditure (excluding acquisitions) is expected to amount to up to $25 million in 2011, and primarily comprise maintenance capital expenditure, as well as investments in the Company’s play-out facility and new office space for the Company’s internal advertising sales house.

Conference Call

The Company will host a conference call to discuss its 2011 second quarter financial results today, Friday, August 5th, 2011, at 9:00 a.m. ET (5:00 p.m. Moscow time, 2:00 p.m. London time). To access the conference call, please dial:

+1 (631) 510 7498 (US/International)

+44 (0) 1452 555 566 (UK/International)

Pass code: 83818778

A live webcast of the conference call will also be available via the investor relations section of the Company’s corporate web site - www.ctcmedia.ru/investors. The webcast will also be archived on the Company’s web site for two weeks.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia, with operations throughout Russia and elsewhere in the CIS. It operates three free-to-air television networks in Russia - CTC, Domashny and DTV - as well as Channel 31 in Kazakhstan and a TV company in Moldova, with a combined potential audience of over 150 million people. The international pay-TV version of the CTC channel is available in North America, Israel and Germany. CTC Media also has its own TV content production capabilities through its subsidiary Story First Production. The Company’s common stock is traded on The NASDAQ Global Select Market under the symbol “CTCM”. For more information on CTC Media, please visit www.ctcmedia.ru.

***

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

Ekaterina Ostrova or

Irina Klimova

Tel: + 7 495 783 3650

ir@ctcmedia.ru

Media Relations

Victoria Bakaeva

Tel: +7 495 785 6347, ext. 1210

pr@ctcmedia.ru

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following non-GAAP financial measures: OIBDA (on a consolidated and segment basis) and OIBDA margin. The Company also uses the following unaudited non-GAAP financial information for the historical periods covered on a basis comparable to the reporting in 2011:  total operating revenues (on a consolidated and segment basis), advertising revenue, selling, general and administrative expenses, and total operating expenses (on a consolidated and segment basis). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the accompanying financial tables included at the end of this release.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding certain expenses that may not be indicative of its recurring core business operating results. These metrics are used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that these metrics provide investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

OIBDA and OIBDA margin. OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. The most directly comparable GAAP measures to OIBDA and OIBDA margin are operating income and operating income margin, respectively. Unlike operating income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues, and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of the Company’s intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

Comparable-basis non-GAAP financial measures. Management uses comparable-basis historical information internally to compare financial results and believes that its presentation provides analysts and investors with additional useful information to understand the Company’s performance on a comparable period-to-period basis following the implementation of the Company’s new model of advertising sales starting from 2011.  However, this information is not presented in accordance with US GAAP or Article 11 of Regulation S-X, relating to pro forma financial statements.

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, among others, statements regarding developments in the volume and pricing of television advertising in the Company’s target markets; the Company’s anticipated advertising sellout in 2011; the further development of the DTV and Domashny channels; the Company’s anticipated operating expenses and capital expenditures in 2011; the Company’s expected rate of its full year 2011 OIBDA margin; the Company’s expected increase of its total operating revenues in ruble terms in 2011; and the Company’s intention to pay further dividends in 2011. These statements reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, the implementation of the Company’s own internal sales house structure; depreciation of the value of the Russian ruble compared to the US dollar; changes in the size of the Russian television advertising market; the Company’s ability to deliver audience share, particularly in primetime, to its advertisers; free-to-air television remaining a significant advertising forum in Russia; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s annual report on Form 10-K filed with the SEC on March 1, 2011 and its quarterly report on Form 10-Q filed with the SEC on or about the date hereof.

Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

 (in thousands of US dollars, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
REVENUES:
Advertising	$124,912	$199,945	$241,895	$363,050
Sublicensing and own production revenue	5,316	3,597	11,255	5,459
Other revenue	271	942	549	1,515
Total operating revenues	130,499	204,484	253,699	370,024
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights, sublicensing rights and own production cost, shown below; exclusive of depreciation and amortization of $2,852 and $3,286 for the three months and $5,617 and $6,480 for the six months ended June 30, 2010 and 2011, respectively; and exclusive of stock-based compensation of $2,642 and $2,407 for the three months and $5,291 and $4,436 for the six months ended June 30, 2010 and 2011, respectively)	(9,107)	(10,757)	(18,931)	(21,467)
Selling, general and administrative (exclusive of depreciation and amortization of $506 and $923 for the three months and $1,118 and $1,665 for the six months ended June 30, 2010 and 2011, respectively; and exclusive of stock-based compensation of $5,831 and $6,210 for the three months and $10,512 and $10,400 for the six months ended June 30, 2010 and 2011, respectively)	(17,200)	(43,171)	(32,777)	(80,867)
Stock-based compensation expense	(8,473)	(8,617)	(15,803)	(14,836)
Amortization of programming rights	(58,328)	(75,474)	(107,789)	(146,211)
Amortization of sublicensing rights and own production cost	(1,224)	(511)	(2,580)	(825)
Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	(3,358)	(4,209)	(6,735)	(8,145)
Total operating expenses	(97,690)	(142,739)	(184,615)	(272,351)
OPERATING INCOME	32,809	61,745	69,084	97,673
FOREIGN CURRENCY GAINS	1,155	614	883	1,747
INTEREST INCOME	811	1,253	2,170	2,739
INTEREST EXPENSE	(217)	(163)	(909)	(263)
OTHER NON-OPERATING INCOME, net	359	247	1,983	220
EQUITY IN INCOME OF INVESTEE COMPANIES	119	190	213	367
Income before income tax	35,036	63,886	73,424	102,483
INCOME TAX EXPENSE	(13,313)	(23,597)	(25,574)	(38,501)
CONSOLIDATED NET INCOME	$21,723	$40,289	$47,850	$63,982
LESS: INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	$(819)	$(1,821)	$(1,747)	$(2,722)
NET INCOME ATTRIBUTABLE TO CTC MEDIA, INC. STOCKHOLDERS	$20,904	$38,468	$46,103	$61,260
Net income per share attributable to CTC Media, Inc. stockholders—basic	$0.13	$0.24	$0.30	$0.39
Net income per share attributable to CTC Media, Inc. stockholders—diluted	$0.13	$0.24	$0.30	$0.39
Weighted average common shares outstanding—basic	155,558,204	157,266,697	154,896,650	157,135,034
Weighted average common shares outstanding—diluted	155,942,834	158,164,349	155,315,572	158,087,005
Dividends declared per share	$0.07	$0.22	$0.13	$0.38

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31, 2010	June 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,565	$34,521
Short-term investments	117,457	94,969
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2010—$780; June 30, 2011—$672)	35,516	24,556
Taxes reclaimable	16,151	18,045
Prepayments	37,766	60,068
Programming rights, net	95,026	83,416
Deferred tax assets	23,228	19,565
Other current assets	911	784
TOTAL CURRENT ASSETS	385,620	335,924
PROPERTY AND EQUIPMENT, net	44,149	53,779
INTANGIBLE ASSETS, net:
Broadcasting licenses	172,469	208,800
Cable network connections	29,474	29,991
Trade names	16,956	18,417
Network affiliation agreements	4,479	3,646
Other intangible assets	3,309	3,584
Net intangible assets	226,687	264,438
GOODWILL	237,875	258,043
PROGRAMMING RIGHTS, net	75,633	108,638
INVESTMENTS IN AND ADVANCES TO INVESTEES	5,455	6,236
PREPAYMENTS	4,703	3,240
DEFERRED TAX ASSETS	18,127	29,228
RESTRICTED CASH	—	3,377
OTHER NON-CURRENT ASSETS	1,211	440
TOTAL ASSETS	$999,460	$1,063,343
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	73,665	64,038
Accrued liabilities	33,603	28,577
Taxes payable	37,643	21,511
Deferred revenue	12,393	6,185
Deferred tax liabilities	9,457	11,637
TOTAL CURRENT LIABILITIES	166,761	131,948
DEFERRED TAX LIABILITIES	38,058	45,456
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Common stock ($0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2010—156,955,746; June 30, 2011—157,291,425)	1,569	1,572
Additional paid-in capital	457,521	476,169
Retained earnings	397,997	399,543
Accumulated other comprehensive income/(loss)	(64,063)	3,644
Non-controlling interest	1,617	5,011
TOTAL STOCKHOLDERS’ EQUITY	794,641	885,939
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$999,460	$1,063,343

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Six months ended June 30,
	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$47,850	$63,982
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax (benefit) expense	2,946	(800)
Depreciation and amortization	6,735	8,145
Amortization of programming rights	107,789	146,211
Amortization of sublicensing rights and own production cost	2,580	825
Stock based compensation expense	15,803	14,836
Equity in income of unconsolidated investees	(213)	(367)
Foreign currency gains	(883)	(1,747)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,364)	14,284
Prepayments	(2,015)	(7,142)
Other assets	(4,524)	2,611
Accounts payable and accrued liabilities	5,740	(1,133)
Deferred revenue	4,363	(7,530)
Other liabilities	(11,439)	(16,585)
Dividends received from equity investees	—	271
Acquisition of programming and sublicensing rights	(121,650)	(177,304)
Net cash provided by operating activities	50,718	38,557
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment and intangible assets	(5,333)	(12,445)
Acquisitions of businesses, net of cash acquired	(12,955)	(20,935)
Proceeds from sale of businesses, net of cash disposed	2,026	—
Increase in restricted cash	—	(3,377)
Receipts from/(investments in) deposits	(64,997)	27,130
Net cash used in investing activities	(81,259)	(9,627)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	24,781	5,159
Repayments of loans	(28,250)	—
Decrease in restricted cash	131	—
Dividends paid to stockholders	(20,156)	(59,714)
Dividends paid to noncontrolling interest	(2,120)	(3,464)
Net cash used in financing activities	(25,614)	(58,019)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	594	4,045
Net decrease in cash and cash equivalents	(55,561)	(25,044)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	84,441	59,565
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,880	$34,521

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars)

	Three months ended June 30, 2010
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	OIBDA
CTC Network	$81,256	$224	$31,012	$(291)	$(42,074)	$(1,252)	$31,303
Domashny Network	15,919	—	3,518	(212)	(8,817)	—	3,730
DTV Network	9,940	—	(1,970)	(676)	(7,948)	—	(1,294)
CTC Television Station Group	16,594	417	11,606	(559)	(75)	—	12,165
Domashny Television Station Group	2,577	537	934	(346)	(1)	—	1,280
DTV Television Station Group	973	2	(1,547)	(1,008)	—	—	(539)
CIS Group	2,872	—	(587)	(146)	(1,787)	—	(441)
Production Group	265	9,341	582	(43)	—	(7,993)	625
Corporate Office	—	519	(11,739)	(73)	—	—	(11,666)
Business segment results	$130,396	$11,040	$31,809	$(3,354)	$(60,702)	$(9,245)	$35,163
Eliminations and other	$103	$(11,040)	$1,000	$(4)	$2,374	$8,021	$1,004
Consolidated results	$130,499	—	$32,809	$(3,358)	$(58,328)	$(1,224)	$36,167

	Three months ended June 30, 2011
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	OIBDA
CTC Network	$127,829	$125	$48,081	$(693)	$(53,302)	$(506)	$48,774
Domashny Network	24,320	2	4,146	(251)	(12,375)	—	4,397
DTV Network	15,905	—	780	(773)	(9,561)	—	1, 553
CTC Television Station Group	25,360	471	17,970	(538)	(90)	—	18,508
Domashny Television Station Group	4,063	941	1,680	(455)	(2)	—	2,135
DTV Television Station Group	1,827	249	(1,324)	(1,268)	(1)	—	(56)
CIS Group	4,813	—	1,340	(120)	(1,855)	—	1,460
Production Group	44	10,595	248	(12)	(46)	(9,715)	260
Corporate Office	—	348	(12,578)	(93)	—	—	(12,485)
Business segment results	$204,161	$12,731	$60,343	$(4,203)	$(77,232)	$(10,221)	$64,546
Eliminations and other	323	12,731	1,402	(6)	1,758	9,710	1,408
Consolidated results	$204,484	—	$61,745	$(4,209)	$(75,474)	$(511)	$65,954

Continued on the next page

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION (continued)

(in thousands of US dollars)

	Six months ended June 30, 2010
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	OIBDA
CTC Network	$163,895	$844	$70,495	$(576)	$(78,676)	$(2,316)	$71,071
Domashny Network	29,351	50	6,329	(419)	(15,639)	—	6,748
DTV Network	19,824	11	(1,687)	(1,367)	(13,980)	(203)	(320)
CTC Television Station Group	28,722	800	18,941	(1,134)	(153)	—	20,075
Domashny Television Station Group	4,258	1,047	935	(718)	(2)	—	1,653
DTV Television Station Group	1,647	12	(3,005)	(1,979)	(2)	—	(1,026)
CIS Group	5,137	20	(1,482)	(297)	(3,352)	—	(1,185)
Production Group	659	16,564	318	(81)	—	(14,320)	399
Corporate Office	—	946	(22,851)	(157)	—	—	(22,694)
Business segment results	$253,493	$20,294	$67,993	$(6,728)	$(111,804)	$(16,839)	$74,721
Eliminations and other	$206	$(20,294)	$1,091	$(7)	$4,015	$14,259	$1,098
Consolidated results	$253,699	—	$69,084	$(6,735)	$(107,789)	$(2,580)	$75,819

	Six months ended June 30, 2011
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	OIBDA
CTC Network	$236,121	$256	$81,116	$(1,264)	$(105,912)	$(932)	$82,380
Domashny Network	44,068	5	7,304	(475)	(22,289)	—	7,779
DTV Network	28,576	—	345	(1,517)	(17,674)	—	1,862
CTC Television Station Group	43,219	939	28,686	(1,089)	(176)	—	29,775
Domashny Television Station Group	6,692	2,162	2,119	(882)	(2)	—	3,001
DTV Television Station Group	2,881	632	(3,074)	(2,432)	(2)	—	(642)
CIS Group	7,892	—	981	(272)	(3,705)	—	1,253
Production Group	66	12,807	(306)	(36)	(46)	(11,463)	(270)
Corporate Office	—	746	(21,950)	(167)	—	—	(21,783)
Business segment results	$369,515	$17,547	$95,221	$(8,134)	$(149,806)	$(12,395)	$103,355
Eliminations and other	509	(17,547)	2,452	(11)	3,595	11,570	2,463
Consolidated results	$370,024	—	$97,673	$(8,145)	$(146,211)	$(825)	$105,818

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA TO

CONSOLIDATED OPERATING INCOME

(in thousands of US dollars)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011

OIBDA	$36,167	$65,954	$75,819	$105,818
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,358)	(4,209)	(6,735)	(8,145)
Operating income	$32,809	$61,745	$69,084	$97,673

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA MARGIN TO

CONSOLIDATED OPERATING INCOME MARGIN

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011

OIBDA margin	27.7%	32.3%	29.9%	28.6%
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights) as a percentage of total operating revenues	-2.6%	-2.1%	-2.7%	-2.2%
Operating income margin	25.1%	30.2%	27.2%	26.4%

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME

(in thousands of US dollars)

Three Months Ended June 30, 2010

	OIBDA	Depreciation and amortization	Operating income

CTC Network	$31,303	$(291)	$31,012
Domashny Network	3,730	(212)	3,518
DTV Network	(1,294)	(676)	(1,970)
CTC Television Station Group	12,165	(559)	11,606
Domashny Television Station Group	1,280	(346)	934
DTV Television Station Group	(539)	(1,008)	(1,547)
CIS Group	(441)	(146)	(587)
Production Group	625	(43)	582
Corporate Office	(11,666)	(73)	(11,739)
Business segment results	$35,163	$(3,354)	$31,809
Eliminations and other	1,004	(4)	1,000
Consolidated results	$36,167	$(3,358)	$32,809

Three Months Ended June 30, 2011

	OIBDA	Depreciation and amortization	Operating income

CTC Network	$48,774	$(693)	$48,081
Domashny Network	4,397	(251)	4,146
DTV Network	1, 553	(773)	780
CTC Television Station Group	18,508	(538)	17,970
Domashny Television Station Group	2,135	(455)	1,680
DTV Television Station Group	(56)	(1,268)	(1,324)
CIS Group	1,460	(120)	1,340
Production Group	260	(12)	248
Corporate Office	(12,485)	(93)	(12,578)
Business segment results	$64,546	$(4,203)	$60,343
Eliminations and other	1,408	(6)	1,402
Consolidated results	$65,954	$(4,209)	$61,745

Continued on the next page

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME (Continued)

(in thousands of US dollars)

Six Months Ended June 30, 2010

	OIBDA	Depreciation and amortization	Operating income

CTC Network	$71,071	$(576)	$70,495
Domashny Network	6,748	(419)	6,329
DTV Network	(320)	(1,367)	(1,687)
CTC Television Station Group	20,075	(1,134)	18,941
Domashny Television Station Group	1,653	(718)	935
DTV Television Station Group	(1,026)	(1,979)	(3,005)
CIS Group	(1,185)	(297)	(1,482)
Production Group	399	(81)	318
Corporate Office	(22,694)	(157)	(22,851)
Business segment results	$74,721	$(6,728)	$67,993
Eliminations and other	1,098	(7)	1,091
Consolidated results	$75,819	$(6,735)	$69,084

Six Months Ended June 30, 2011

	OIBDA	Depreciation and amortization	Operating income

CTC Network	$82,380	$(1,264)	$81,116
Domashny Network	7,779	(475)	7,304
DTV Network	1,862	(1,517)	345
CTC Television Station Group	29,775	(1,089)	28,686
Domashny Television Station Group	3,001	(882)	2,119
DTV Television Station Group	(642)	(2,432)	(3,074)
CIS Group	1,253	(272)	981
Production Group	(270)	(36)	(306)
Corporate Office	(21,783)	(167)	(21,950)
Business segment results	$103,355	$(8,134)	$95,221
Eliminations and other	2,463	(11)	2,452
Consolidated results	$105,818	$(8,145)	$97,673

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF COMPARABLE-BASIS, UNAUDITED NON-GAAP FINANCIAL MEASURES TO

CORRESPONDING US GAAP FINANCIAL MEASURES (in thousands of US dollars)

Three months ended June 30, 2010

	Comparable- basis, non- GAAP total operating revenues	Agency commission fees payable to Video International in connection with Russian advertising sales (excluding commissions for regional advertising sales to local clients)	Total operating revenues (as reported)	Comparable- basis, non- GAAP total operating expenses	Agency commission fees payable to Video International in connection with Russian advertising sales (excluding commissions for regional advertising sales to local clients)	Total operating expenses (as reported)

CTC Network	$92 622	$(11 366)	$81 256	$(61 610)	$11,366	$(50 244)

Domashny Network	18 083	(2 164)	15 919	(14 565)	2,164	(12 401)

DTV Network	11 222	(1 282)	9 940	(13 192)	1,282	(11 910)

CTC Television Station Group	18 837	(2 243)	16 594	(7 231)	2,243	(4 988)

Domashny Television Station Group	2 944	(367)	2 577	(2 010)	367	(1 643)

DTV Television Station Group	1 099	(126)	973	(2 646)	126	(2 520)

CIS Group	2 872	—	2 872	(3 507)	—	(3 507)

Production Group	265	—	265	365	—	365

Corporate Office	—	—	—	(11 740)	—	(11 740)

Business segment results	$147 944	$(17 548)	$130 396	$(116 136)	$17,548	$(98 588)

Eliminations and other	103	—	$103	$899	—	$899
Consolidated results	$148 047	$(17 548)	$130 499	$(115 237)	$17,548	$(97 689)

Continued on the next page

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF COMPARABLE-BASIS, UNAUDITED NON-GAAP FINANCIAL MEASURES TO

CORRESPONDING US GAAP FINANCIAL MEASURES (Continued)

in thousands of US dollars)

Six months ended June 30, 2010

	Comparable- basis, non- GAAP total operating revenues	Agency commission fees payable to Video International in connection with Russian advertising sales (excluding commissions for regional advertising sales to local clients)	Total operating revenues (as reported)	Comparable- basis, non- GAAP total operating expenses	Agency commission fees payable to Video International in connection with Russian advertising sales (excluding commissions for regional advertising sales to local clients)	Total operating expenses (as reported)

CTC Network	$186 799	$(22 904)	$163 895	$(116 304)	$22 904	$(93 400)

Domashny Network	33 344	(3 993)	29 351	(27 015)	3 993	(23 022)

DTV Network	22 235	(2 411)	19 824	(23 922)	2 411	(21 511)

CTC Television Station Group	32 471	(3 749)	28 722	(13 530)	3 749	(9 781)

Domashny Television Station Group	4 840	(582)	4 258	(3 905)	582	(3 323)

DTV Television Station Group	1 858	(211)	1 647	(4 863)	211	(4 652)

CIS Group	5 137	—	5 137	(6 619)	—	(6 619)

Production Group	659	—	659	(341)	—	(341)

Corporate Office	—	—	—	(22 851)	—	(22 851)

Business segment results	$287 343	$(33 850)	$253 493	$(219 350)	$33 850	$(185 500)
Eliminations and other	206	—	$206	885	—	885

Consolidated results	$287 549	$(33 850)	$253 699	$(218 465)	$33 850	$(184 615)